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                                                                    EXHIBIT 99.1


                                                   COMPANY CONTACT:
                                                   Tom McDonald
                                                   Chief Financial Officer
                                                   (603) 324-3000, x232
FOR IMMEDIATE RELEASE

                                                   INVESTOR CONTACTS:
                                                   Corey Cutler/Michael Polyviou
                                                   FD Morgen-Walke
                                                   (212) 850-5600


            SKILLSOFT ANNOUNCES INTENT TO RESTATE CERTAIN HISTORICAL
                        SMARTFORCE FINANCIAL STATEMENTS

  -- Company sees no adverse effect on current or future operating results or cash

  -- Restatement will delay third quarter earnings release and Form 8-K filing

         NASHUA, NH, NOVEMBER 19, 2002 - SmartForce PLC (dba SkillSoft, Nasdaq:
SKIL), a leading provider of e-learning courseware and referenceware for business and IT professionals, today announced that it intends to restate the historical financial statements of SmartForce for 1999, 2000, 2001 and the first two quarters of 2002. In the process of preparing the closing balance sheet of SmartForce as of September 6, 2002, the Company identified several accounting issues that will require these pre-merger SmartForce financial statements to be restated. The restatements should not have any adverse effect on the Company's operating results for the the quarter ended October 31, 2002 or its business outlook for future fiscal periods.

         While the Company's operating results for the October 31, 2002 quarter cannot be finalized until the restatement of SmartForce's historical financial statements is complete, the Company expects revenue for the quarter, without taking into account the positive impact in the quarter (if any) of the revenue restatements described below, to be in the range of $30 million to $32 million. The Company expects its net loss for the quarter, without taking into account the effect of the restatements, merger expenses, one-time charges or transaction-related amortization of intangibles, to be in the range of $0.13 to $0.15 per share.

BACKGROUND

         SkillSoft Corporation merged with a subsidiary of SmartForce PLC on September 6, 2002, with the former SkillSoft stockholders receiving SmartForce American Depositary Shares in the merger. For accounting purposes, the merger was accounted for as a reverse acquisition, with SkillSoft as the accounting acquirer. Accordingly, the historical financial statements of SkillSoft have become the historical financial statements of SmartForce, and the assets and liabilities of SmartForce will be accounted for under the purchase method of accounting. The results of operations of SmartForce will be included in the financial statements of the merged company from September 6, 2002, the


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                                                                    EXHIBIT 99.1


effective date of the merger. For the Company to properly account for the merger under purchase accounting, and to reflect the results of operations of SmartForce in the results of operations of the merged company only after September 6, 2002, SmartForce is required to prepare a closing balance sheet as of September 6, 2002. In preparing this balance sheet, the Company undertook a review of certain items in SmartForce's historical financial statements for periods prior to the merger and determined the following accounting issues exist.

DESCRIPTION OF RESTATEMENT

         The accounting issues that give rise to the restatement fall into four categories. First, SmartForce recognized approximately $3.5 million of revenue in the fourth quarter of 2001 under a reseller arrangement. The Company has now determined that the proper accounting treatment for that reseller arrangement is to recognize revenue only as payments are received from the reseller. The Company expects that this will result in a reversal of approximately $3.5 million of revenue in the fourth quarter of 2001, and the recording of approximately $1.4 million of additional revenue during 2002, which represents the payments received under that arrangement during 2002 prior to the merger. This reseller contract remains in effect through December 31, 2002, and the Company will recognize up to the remaining $2.1 million of revenue in the future if such payments continue to be received from the reseller. The Company will also be required to reverse approximately $500,000 in revenue from another customer that had been recorded in 2000 and instead recognize that revenue in 2001, which will partially offset the $3.5 million revenue reduction in 2001.

         Second, SmartForce recognized revenue upon shipment of software under several customer contracts that involved payment schedules extending over several years. Recognition of the revenue upon contract execution was appropriate, but the amount of revenue recognized immediately should have been discounted to reflect the time value of money in connection with the payment stream. Accordingly, the Company has determined to reverse a portion of the $8 million in revenue recognized under these agreements and instead recognize that amount as revenue over the term of the agreements.

         Third, SmartForce recognized revenue, upon execution of the customer contracts, for several transactions to which SOP 97-2 applies. The Company believes that up to approximately $28.6 million of revenue from 1999, 2000 and 2001 is subject to uncertainty as a result of this issue. The Company is still in the process of evaluating, in consultation with SmartForce's auditors, whether it was proper to recognize revenue upon execution of these contracts. To the extent it was not, the revenue would instead be recognized ratably over the contract period (generally four to five years). All of the reversed revenue would likely be recognized as revenue by Company over the term of the contracts in question; in fact, some of the revenue to be reversed would be reflected in SmartForce's historical financial statements as additional revenue in fiscal periods subsequent to the execution of the contract. To the extent it is determined that recognition of revenue upon contract execution was appropriate, the amount of revenue recognized would have to be discounted to present value, as described in the preceding paragraph.

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                                                                    EXHIBIT 99.1


         Fourth, SmartForce may be required to increase its bad debt reserve as of December 31, 2001. Although SmartForce is still examining this issue, it currently believes the potential adjustment to the reserve may be in the range of $1 million.

         The Company is not now aware of any other material adjustments that will be required to SmartForce's historical financial statements. However, it is possible that other items may be discovered in the process of restating the financial statements to reflect the accounting issues described above.

EFFECT OF RESTATEMENT

         The need to restate SmartForce's historical financial statements will delay the finalization of SmartForce's balance sheet as of September 6, 2002. As a result, the Company will be unable to file an amendment to its Current Report on Form 8-K relating to the merger to include the required historical and pro forma financial statements of the merged companies by the November 22, 2002 due date. The restatement will also delay the release of the Company's operating results for the quarter ended October 31, 2002. The Company cannot currently determine when it will be in a position to file the Form 8-K amendment and report its third quarter results. The Company is working hard to complete this process as expeditiously as is prudent.

MERGER INTEGRATION STATUS

         The Company has made substantial progress in its merger integration efforts, including the realization of key synergies from the merger. The Company has put in place the full executive management team, has achieved the bulk of its immediate headcount reduction plan, has developed and begun implementation of a facilities consolidation plan and is approaching achievement of milestones regarding technical integration.

         As the Company continues to integrate the businesses of the two merged companies, it has identified three non-core businesses that it originally intended to de-emphasize but that it now intends to exit: Telcom Services, Prokoda Services and Global Services. None of these three businesses is currently profitable and none fits the Company's long-term operating model. Management has decided to exit these businesses and reduce its costs at this time rather than expose the Company further to uncertain revenue opportunities in an uncertain economic environment. This will result in a reduction in expected revenue for the fiscal year ending January 31, 2004 by approximately $30 million, and will more closely align the Company's cost structure with its long-term operating model.

         In addition, during the integration process, the Company has experienced lower than anticipated renewal rates for customer contracts, predominantly in the IT sector. While the Company believes some of this is a result of the economy, the Company has identified product and platform areas along with customer service and delivery schedule improvements that it believes can improve the renewal rate.

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                                                                    EXHIBIT 99.1

INVESTOR CONFERENCE CALL

         Chuck Moran, President and Chief Executive Officer, Greg Priest, Chairman and Chief Strategy Officer, and Tom McDonald, Chief Financial Officer, will host a conference call on Thursday, November 21, 2002 at 8:30 a.m. EST. The live conference call will be available via the Internet by accessing the SkillSoft Web site at www.skillsoft.com. Please go to the Web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

ABOUT SKILLSOFT

         SkillSoft is a leading provider of e-learning courseware and referenceware for business and IT professionals. SkillSoft products and services are designed to accelerate the ability of today's workforce to master the business and technology skills required for competitive success. The company currently has more than 2,800 corporate customers worldwide and more than 4.5 million licensed users.

         SkillSoft focuses on meeting the comprehensive business skills and information technology learning needs of professionals in Global 5000 organizations through a comprehensive range of content-focused, e-learning solutions, including:

         - Business Skills Library: More than 1,600 courseware and simulation titles encompassing professional effectiveness, management/leadership, project management, sales & customer-facing skills, business strategy/operations, finance, human resources, safety/health and financial services industry. Courses feature strong visual design; a focus on instructional objectives at the application and analysis levels; learner interactivity and reinforcement through RolePlays, SkillSimulations, and case studies; and pre- and post-course assessments with prescriptive learning capabilities.

         - IT Skills and Certification Library: More than 2,800 course titles encompassing software development, operating systems and server technologies, Internet and network technologies, enterprise database systems, web design, and desktop computer skills. The IT library also supports more than 40 certification programs.

         - ITPro and Business Pro Referenceware: More than 2,500 unabridged IT and business books and reports are available to online subscribers through SkillSoft's subsidiary, Books24x7. A unique, patent-pending search engine gives subscribers the ability to perform multi-level searches.

         SkillSoft customers include organizations such as: First Union, Clarica (Canada), Ernst & Young, Fluor Corporation, Verizon, U.S. Army, Deloitte Consulting, Raytheon, IBM, Internal Revenue Service, Lockheed Martin, Microsoft, Army National Guard, Dell Computers, Qwest, Department of Transportation, NEC America, British Telecom and Wells Fargo.

         For more information, visit www.skillsoft.com.

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                                                                    EXHIBIT 99.1


         SkillSoft, SkillPort, RolePlay, Search-and-Learn, e-Learning for the Knowledge Economy, NetUniversity, and Accelerated Path are trademarks and/or servicemarks of SkillSoft Corporation. Books24x7.com and Referenceware are servicemarks of Books247x.com, Inc. All brand names, trademarks, or registered trademarks are the property of their respective holders.

         This release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include difficulties in integrating the organizations of SmartForce and SkillSoft, competitive pressures, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation and other matters disclosed under the heading "Risk Factors" in SkillSoft's most recent Quarterly Report on Form 10-Q and its proxy statement/prospectus dated August 5, 2002, each as filed with the Securities and Exchange Commission. The forward-looking financial information provided by the Company in this press release represents the Company's estimates as of November 19, 2002. We anticipate that subsequent events and developments will cause the Company's estimates to change. However, while the Company may elect to update this forward-looking financial information at some point in the future, the Company specifically disclaims any obligation to do so. This forward-looking information should not be relied upon as representing the Company's estimates of its future financial performance as of any date subsequent to the date of this release.